Exhibit 4.2

AMERICAN WATER CAPITAL CORP.

OFFICERS’ CERTIFICATE

FEBRUARY 23, 2024

5.450% SENIOR NOTES DUE 2054

PURSUANT TO SECTIONS 102 AND 301 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officers of American Water Capital Corp., a Delaware corporation (the “Company”), acting pursuant to an authorization contained in the unanimous written consent, effective February 20, 2024, of the Board of Directors of the Company (the “Board Resolutions”), and Sections 102 and 301 of the Indenture, dated as of December 4, 2009 (the “Indenture”, and unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them therein), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), do hereby certify as follows:

1)	There is hereby established under the Indenture the following series of debt securities of the Company, and the terms of such series (the “Series”) are as follows:

a)	The Series shall be known and designated as the “5.450% Senior Notes due 2054” of the Company (the “Securities”);

b)	The terms of the Securities are as set forth in Annex A hereto;

c)	The Securities shall be redeemable at the option of the Company as specified and subject to the limitations set forth in Annex A hereto;

d)	The Securities shall not be entitled to the benefits of any sinking fund or analogous provisions;

e)	The covenants and definitions set forth in Article 8 and Article 10 of the Indenture apply to the Securities;

f)	The Securities shall be subject to defeasance as specified and subject to the limitations set forth in Annex A hereto;

g)

The Securities will be issued in the form of one or more fully registered Global Securities which are exchangeable from time to time for fully registered certificated securities in accordance with the terms of the Indenture; and

h)	The Company will not pay additional amounts on the Securities held by a non-U.S. person in respect of taxes or similar charges withheld or deducted;

2)

The undersigned have read the provisions of the Indenture relating to the authentication and delivery of securities thereunder, including Sections 201, 301 and 303 thereof and the definitions relating thereto;

3)

The undersigned have read the Board Resolutions authorizing the issuance of the Securities and the taking of any action by such officers of the Company in connection therewith, and have made such investigation or examination as is necessary, in the opinion of the undersigned, to enable the undersigned to express an informed opinion as to whether the covenants and conditions precedent to the action to be taken by the Trustee in authenticating and delivering Securities under the Indenture have been complied with;

4)	In the opinion of the undersigned, such covenants and conditions precedent have been complied with; and

5)	The Securities are “Debt” under the Support Agreement, dated June 22, 2000 and amended as of July 26, 2000, between American Water Works Company, Inc. and the Company.

IN WITNESS WHEREOF, we have hereunto signed our names as of the date first written above.

By:	/s/ DAVID BOWLER
	Name:	David Bowler
	Title:	Vice President and Treasurer

By:	/s/ JEFFREY M. TAYLOR
	Name:	Jeffrey M. Taylor
	Title:	Secretary

American Water Capital Corp. – Officers’ Certificate

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

American Water Capital Corp.

5.450% Senior Notes due 2054

CUSIP No. 03040W BC8

ISIN No. US03040WBC82

No R.	$

American Water Capital Corp., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ Dollars on March 1, 2054, and to pay interest thereon from February 23, 2024 or from the most recent Interest Payment Date to which interest has been paid or as duly provided for semi-annually on March 1 and September 1, in arrears, commencing September 1, 2024, and on any earlier Redemption Date (as defined herein), at the rate of 5.450% per annum, until the principal hereof is paid or made available for payment. Interest on this Security shall be computed assuming a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (i) with respect to any Global Security, by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security or (ii) with respect to any certificated Security, by wire transfer of immediately available funds to the respective accounts specified by the Holders of such certificated Security or, if no such account is specified, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMERICAN WATER CAPITAL CORP.

By

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
As Trustee

By
Authorized Signatory
Dated:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 4, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may from time to time, without the consent of the Holders, create and issue Additional Securities, so that each such further issue shall be consolidated and form a single series with the Outstanding Securities of this series.

All or a portion of the Securities of this series may be redeemed at the option of the Company at any time or from time to time (each, a “Redemption Date”). Prior to September 1, 2053 (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the Redemption Date, and

•	100% of the principal amount of the Securities of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to that Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Securities of this series, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

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(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notices of redemption will be given in accordance with the Indenture at least 30 but not more than 60 days before a Redemption Date, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

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If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

In connection with any proposed transfer of this Security if this Security ceases to be a Global Security, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information that is (i) available to the Company or the DTC, as applicable, (ii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (iii) specifically and timely requested in writing by

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the Trustee. Any transferor shall also provide or cause to be provided to the Trustee all information that is (i) available to such transferor, (ii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045, and (iii) specifically and timely requested by the Trustee. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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